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                                                                 EXHIBIT 23.02

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "EXPERTS" and the use of our report dated November 22, 1996 with respect to the statement of financial condition of JWH Global Portfolio Trust as of November 21, 1996 and to the use of our report dated July 17, 1996 with respect to the financial statements of CIS Investments, Inc. as May 31, 1996 and 1995 included in Form S-1 Registration Statement and related Prospectus of JWH Global Portfolio Trust for the registration of $50,000,000 of units of beneficial interest.


                                                          KPMG Peat Marwick LLP

November 22, 1996
Chicago, Illinois